UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 23, 2004

VICAL INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10390 Pacific Center Court San Diego, California		92121-4340
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Item 5. Other Events and Required FD Disclosure.

On March 23, 2004, Vical Incorporated (the “Company”) entered into a Placement Agent Agreement with SG Cowen Securities Corporation relating to the public offering of 3,379,000 shares (the “Offered Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-107986). A copy of such agreement is attached hereto as Exhibit 1.1. The Company filed a base prospectus and a prospectus supplement relating to the issuance and sale of the Offered Shares with the Securities and Exchange Commission on December 9, 2003 and March 24, 2004, respectively. Attached as Exhibit 5.1 hereto is the opinion of Cooley Godward LLP relating to the legality of the issuance and sale of the Offered Shares.

On March 17, 2004, the Company entered into an amendment to the Employment Agreement dated November 28, 2000 between the Company and Vijay B. Samant.  A copy of such amendment is attached hereto as Exhibit 10.34.

On March 23, 2004, the Company issued a press release relating to the issuance and sale of the Offered Shares.  A copy of such press release is attached hereto as Exhibit 99.1.

Through the European Patent Office (“EPO”) web site, the Company understands that European Patent EP1032428, "Treatment of Cancer Using Cytokine-Expressing Polynucleotides and Compositions Therefor," has been opposed, although the Company is awaiting formal notification by the EPO. The Company intends to respond in a timely manner. This patent broadly claims gene-based, extra-tumoral delivery of any cytokine for the treatment of cancer.  Delivery can be either free from or formulated with transfection-facilitating materials such as cationic lipids or polymers. Cytokines are proteins such as interleukins and interferons which regulate specific cell functions, and typically are used to stimulate an immune response against cancer cells. This patent does not relate directly to the Company's cancer immunotherapeutic product candidates.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

Number	Description

1.1	Placement Agent Agreement dated March 23, 2004 between the Company and SG Cowen Securities Corporation.

5.1	Opinion of Cooley Godward LLP.

10.34	Amendment dated March 17, 2004 to Employment Agreement dated November 28, 2000 between the Company and Vijay B. Samant.

23.1	Consent of Cooley Godward LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release issued by the Company on March 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: March 24, 2004	By:	/s/ MARTHA J. DEMSKI
Martha J. Demski
Vice President, Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Placement Agent Agreement dated March 23, 2004 between the Company and SG Cowen Securities Corporation.

5.1	Opinion of Cooley Godward LLP.

10.34	Amendment dated March 17, 2004 to Employment Agreement dated November 28, 2000 between the Company and Vijay B. Samant.

23.1	Consent of Cooley Godward LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release issued by the Company on March 23, 2004.